Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-168880) on Form S-8, (No. 333-215814) on Form S-8, (No. 333-218329) on Form S-8, (No. 333-226081) on Form S-8, (No. 333-230912) on Form S-8, (No. 333-248402) on Form S-8, (No. 333-256774) on Form S-8 and (No. 333-264819) on Form S-8 of our reports dated July 25, 2023, with respect to the consolidated financial statements of MakeMyTrip Limited and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG Assurance and Consulting Services LLP

Bengaluru, Karnataka, India
July 25, 2023